                                                                    Exhibit 99.1

                       BONE CARE INTERNATIONAL ANNOUNCES

       COMPLETION OF PUBLIC OFFERING OF 2,300,000 SHARES OF COMMON STOCK

                                     Contact:    Dale W. Gutman
                                                 Vice President - Finance
                                                 Bone Care International, Inc.
                                                 TEL: 608-236-2590
                                                 FAX: 608-236-9089

FOR IMMEDIATE RELEASE
---------------------

          Madison, Wisconsin - December 11, 2000 - Bone Care International, Inc. (NASDAQ: BCII) today announced that it has completed its public offering of 2,300,000 shares of common stock at $16.00 per share. Prudential Vector Healthcare Group, a unit of Prudential Securities, acted as lead manager of the offering and U.S. Bancorp Piper Jaffray, Inc. and Robert W. Baird & Co. Incorporated acted as co-managers. The Company has granted the underwriters an option to purchase up to 345,000 shares of common stock to cover over-allotments.

          Bone Care is a pharmaceutical company engaged in discovering, developing and commercializing improved vitamin D-hormone therapies to treat secondary hyperparathyroidism in patients with kidney, or renal disease, and osteoporosis, and other diseases including psoriasis and cancers of the prostate, breast and colon. The Company will use its net proceeds from the offering to: (1) commercialize Hectorol Injection to manage secondary hyperparathyroidism in patients with end-stage renal disease; (2) complete FDA post-approval Phase IV commitments for Hectorol Injection; (3) seek FDA approval and commercialize Hectorol Capsules in the pre-dialysis market; (4) develop additional clinical indications for Hectorol Capsules by conducting Phase II, and possibly Phase III, trials in patients with senile osteoporosis, psoriasis and prostate cancer; (5) continue research and development activities on new vitamin D hormone therapies; and (6) provide working capital for general corporate purposes.

    Copies of the final prospectus may be obtained from Prudential Securities, 111 8th Avenue, 5th Floor, New York, NY 10011; telephone (212) 776-8190;
fax: (212) 776-8144.

     A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     This press release contains forward-looking statements. Statements relating to future net sales, costs of sales, other expenses, profitability, financial resources, or products and production schedules, or statements that predict or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are made pursuant to the safe-harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management's beliefs as well as assumptions made by and information currently available to management. Accordingly, the Company's actual results may differ materially from those expressed or implied in such forward-looking statements due to known and unknown risks and uncertainties that in the Company's operations and business environment, including, among other factors, technical risks associated with the development of new products, regulatory policies in the United States and other countries, reimbursement policies of public and private health care payors, introduction and acceptance of new drug therapies, competition from existing products and from new products or technologies, the failure by the Company to produce anticipated cost savings or improve productivity, the timing and magnitude of capital expenditures and acquisitions, currency exchange risks, economic and market conditions in the United States, Europe and the rest of the world, and other risks associated with the Company's operations. The Company disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


                                  * * * * * *

                                       2